[GRAPHIC OMITTED]


              Cendant to Spin-Off Individual Membership Businesses

     Transaction Expected to Facilitate Aggressive Marketing Growth at Unit

                 Business Reclassified as Discontinued Operation

                   Scott W. Bernstein Named CEO of New Company


NEW YORK, NY, OCTOBER 25, 2000- Cendant Corporation (NYSE: CD) announced today it intends to distribute 100% of the stock of a new company incorporating its individual membership and loyalty businesses to Cendant's shareholders in a tax-free distribution. Cendant expects the process, which includes formation of the company, registration of its shares and distribution of the shares to shareholders, to be completed by mid 2001. Cendant will immediately reclassify its individual membership business segment as a discontinued operation.

The principal operating units of the new company (which has not yet been named) will be Cendant Membership Services (CMS), currently headquartered in Stamford, Connecticut and Cendant Incentives, headquartered in Richmond, Virginia. The spin-off does not include the direct marketing businesses (FISI Madison, Benefits Consultants Inc., CIMS and Long-Term Preferred Care) whose results are reported in Cendant's Insurance/Wholesale business segment.

The Company also announced that Scott W. Bernstein, 40, currently president of Cendant Membership Services, has been named CEO of the new company. The company will be headquartered in the Norwalk, Connecticut area and will be led by its current senior management team.

"We are doing this so CMS can again grow its membership base," said Henry Silverman, Chairman, President and CEO of Cendant. "This decision culminates two years of hard work and investment by the management and employees of CMS. During that time, we purposely focused our spending to minimize risk and maximize returns while we gained confidence that aggressive marketing made sense in this business. We tested numerous programs to improve member cancellation rates - the critical variable in determining the base-line profitability and growth potential of this business. Without a firm view on cancel rates, aggressive marketing was imprudent. We now have that firm view."

"We believe our team can generate good returns by deploying significant new marketing dollars to materially increase members," continued Silverman. "The cash receipts generated from this activity quickly recover its cash cost - cash is not an issue. Unfortunately, the conservative accounting methods required for this business prevent us from recording the revenue produced by the marketing until more than one year following our receipt of the cash membership fees. The expense of this marketing, however, is largely recorded up front. As a result, growth results in volatile and, initially, significantly lower GAAP earnings."

"We do not believe that Cendant's shareholders will welcome financial results on such a disparate model from Cendant's traditional P&L," concluded Silverman. "As an independent company, CMS will be able to better explain its cash flow advantages to investors and receive a better valuation. We also believe that as an independent company, CMS can explore acquisition and other strategic opportunities in the direct marketing industry."

In 1999, the discontinued membership businesses produced comparable revenues of $721 million and comparable adjusted EBITDA of $150 million. In the first nine months of 2000, the discontinued operations produced comparable revenues of $540 million and comparable adjusted EBITDA of $142 million. As a result of the reclassification of the financial results of the individual membership business to discontinued operations, Cendant expects fourth quarter comparable revenues from continuing operations to be lower by approximately $200 million than would otherwise be the case, comparable adjusted EBITDA to be approximately $40 million to $50 million lower and earnings per share to be approximately $0.04 lower than would have otherwise been the case.

In the fourth quarter of 2000, Cendant expects the discontinued operations to accelerate marketing expenses to higher levels than originally planned as CMS launches its new strategic plan to accelerate member acquisition. Consequently, the reported fourth quarter income from discontinued operations will be less than it would have been without the acceleration of marketing expenses. The new company will include the assets and operations of Netmarket Group, Inc., an on-line membership company reacquired by CMS in the fall of 2000. CMS will continue to market individual membership services to consumers who are customers of Cendant's other business units under the terms of an affinity marketing contract. Cendant expects to receive an opinion from tax counsel on the tax-free status of the distribution and will thus not make the spin-off contingent on receipt of an IRS ruling.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including the outcome of litigation. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Form 10-Q for the quarter ended June 30, 2000, including completion of the settlement of the class action litigation.

Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. The Company's real estate-related operations also include Move.com Group, Cendant's relocation, real estate and home-related services portal on the Internet. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. In addition, Cendant Internet Group is pursuing a convergence strategy for the Company's off-line and online businesses. Other business units include NCP, the UK's largest private car park operator, and Wizcom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 28,000 employees and operates in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by calling 877-4INFO-CD (877-446-3623) or by visiting the Company's Web site at www.cendant.com.

                                       ###

Media Contact:                    Investor Contacts:
Elliot Bloom                      Denise Gillen
212-413-1832                      212-413-1833

                                  Sam Levenson
                                  212-413-1834

                   CENDANT CORPORATION

           Financial Results of Operations (1)

         (In millions, except per share amounts)



-------------------------------------------------------------------------------
              DISCONTINUED INDIVIDUAL MEMBERSHIP BUSINESS

-------------------------------------------------------------------------------




                                                                      HISTORICAL
                                                --------------------------------------------------------
                                                                                              9 MONTHS
                                                           3 MONTHS ENDED                       ENDED
                                                ------------------------------------------   -----------
                                                   March 31,     June 30,      Sept 30,         Sept 30,
                                                     2000          2000          2000             2000

Revenues                                             $ 187         $ 168         $ 185            $ 540
Adjusted EBITDA (3)                                     53            44            45              142
Net Income                                              16            23            26               65
Income per CD Diluted Share                         $ 0.02        $ 0.03        $ 0.04           $ 0.09

Net Income, as Adjusted (4)                             30            23            26               79
Income per CD Diluted Share, as Adjusted (4)        $ 0.04        $ 0.03        $ 0.04           $ 0.10

                       COMPARABLE BASIS (2)
-------------------------------------------------------
                                             9 MONTHS
              3 MONTHS ENDED                  ENDED
-----------------------------------------  ------------
 March 31,     June 30,        Sept 30,       Sept 30,
   2000          2000            2000           2000

   $ 187        $ 168           $ 185          $ 540
      53           44              45            142


                                                                          HISTORICAL
                                                                          ----------
                                                                                                                12 MONTHS
                                                                       3 MONTHS ENDED                             ENDED
                                             -------------------------------------------------------------    --------------
                                                 March 31,      June 30,      Sept 30,          Dec 31,           Dec 31,
                                                   1999           1999          1999             1999              1999

Revenues                                            $ 218         $ 224         $ 261            $ 192            $ 895
Adjusted EBITDA (3)                                    11            17            52               55              135
Net Income                                              2            28           (24)              98              104
Income per CD Diluted Share                           $ -        $ 0.03       $ (0.03)          $ 0.14           $ 0.14

Net Income, as Adjusted (4)                             3             6            28               29               66
Income per CD Diluted Share, as Adjusted (4)          $ -        $ 0.01        $ 0.04           $ 0.04           $ 0.08




                      COMPARABLE BASIS (2)
                      ----------------
                                                        12 MONTHS
                      3 MONTHS ENDED                      ENDED
----------------------------------------------------   ------------
  March 31,       June 30,     Sept 30,     Dec 31,       Dec 31,
   1999            1999          1999        1999          1999

  $ 165          $ 167          $ 200        $ 189         $ 721
     19             25             52           55           151

-------------------------------------------------------------------------------
                  CONTINUING OPERATIONS
-------------------------------------------------------------------------------

                                                                   HISTORICAL
                                                                   ----------
                                                                                                  9 MONTHS
                                                                 3 MONTHS ENDED                     ENDED
                                                   ------------------------------------------   -------------
                                                      March 31,     June 30,      Sept 30,         Sept 30,
                                                        2000          2000          2000             2000

Revenues                                                $ 945         $ 973       $ 1,044          $ 2,962
Adjusted EBITDA (3)                                       360           360           444            1,164
Income from Continuing Operations                         111           151           188              450
Income per CD Diluted Share                            $ 0.15        $ 0.21        $ 0.25           $ 0.60

Income from Continuing Operations, as Adjusted (4)        167           169           204              540
Income per CD Diluted Share, as Adjusted (4)           $ 0.22        $ 0.23        $ 0.27           $ 0.72



           COMPARABLE BASIS (2)
           ----------------
                                               9 MONTHS
            3 MONTHS ENDED                       ENDED
------------------------------------------   -------------
  March 31,     June 30,       Sept 30,         Sept 30,
    2000         2000            2000             2000

    $ 931       $ 957          $ 1,029         $ 2,917
      385         392              464           1,241





                                                                   HISTORICAL
                                                                   ----------
                                                                                                                           12
                                                                                                                         MONTHS
                                                                          3 MONTHS ENDED                                  ENDED
                                                     -----------------------------------------------------------    ---------------
                                                        March 31,     June 30,      Sept 30,          Dec 31,           Dec 31,
                                                          1999          1999          1999             1999              1999

Revenues                                                $ 1,102       $ 1,171       $ 1,154          $ 1,094          $ 4,521
Adjusted EBITDA (3)                                         422           441           475              445            1,783
Income from Continuing Operations                           167           846           233           (1,579)            (333)
Income per CD Diluted Share                              $ 0.20        $ 1.03        $ 0.30          $ (2.22)         $ (0.44)

Income from Continuing Operations, as Adjusted (4)          172           181           212              196              761
Income per CD Diluted Share, as Adjusted (4)             $ 0.20        $ 0.22        $ 0.28           $ 0.26           $ 0.96




               COMPARABLE BASIS (2)
               ----------------
                                                                 12
                                                                MONTHS
               3 MONTHS ENDED                                   ENDED
---------------------------------------------------------   --------------
March 31,     June 30,        Sept 30,         Dec 31,         Dec 31,
  1999           1999          1999              1999            1999

   $ 891         $ 944        $ 1,008           $ 944           $ 3,787
     382           395            452             403             1,632



--------------
(1) Beginning in the third quarter of 2000, the operations of Cendant Travel, a subsidiary of Cendant which facilitates travel arrangements for travel-related and membership businesses of Cendant, began being managed by Cendant's Travel segment. Accordingly, the operations of these businesses have been reclassified out of the individual membership business and as such, are no longer reflected in the results of operations for CMS.

(2) Comparable Basis reflects the results of operations adjusted to exclude certain items that are of a non-recurring or unusual nature and the results of operations of disposed businesses and Move.com Group.

(3) Adjusted EBITDA is defined as earnings before non-operating interest, income taxes, depreciation and amortization adjusted to exclude certain items that are of a non-recurring or unusual nature. In connection with CMS being reported as a discontinued operation of Cendant, general corporate overhead of Cendant which had previously been allocated to CMS, has been excluded from the results of operations for CMS, in accordance with GAAP. General corporate overhead previously allocated to CMS for the three months ended March 31, June 30 and September 30, 2000 was $2 million, $2 million and $2 million, respectively. General corporate overhead previously allocated to CMS for the three months ended March 31, June 30, September 30 and December 31, 1999 was $4 million, $4 million, $4 million and $3 million, respectively.

(4) As Adjusted reflects the results of operations adjusted to exclude certain items that are of a non-recurring or unusual nature and the results of operations of Move.com Group, if applicable.